                          FUND PARTICIPATION AGREEMENT
                                 AMENDMENT NO. 1

The Fund Participation Agreement dated June 8, 1998 by and between EquiTrust Life Insurance Company and each of Dreyfus Variable Investment Fund, the Dreyfus Socially Responsible Growth Fund, Inc., Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund); and Dreyfus Investment Portfolios, is hereby amended as follows:

(1) Exhibit A is deleted in its entirety and replaced with a new Exhibit A as attached hereto.

Effective Date:  September 1, 2001

                                       EquiTrust Life Insurance Company

                                       By:       /s/ Dennis M. Marker
                                                 -------------------------------
                                       Title:    Vice President
                                                 -------------------------------
                                       Date:     September 18, 2001
                                                 -------------------------------

                                       Dreyfus Variable Investment Fund

                                       By:
                                                 -------------------------------
                                       Title:
                                                 -------------------------------
                                       Date:
                                                 -------------------------------

                                       Dreyfus Socially Responsible Growth Fund,
                                       Inc.

                                       By:
                                                 -------------------------------
                                       Title:
                                                 -------------------------------
                                       Date:
                                                 -------------------------------

                                       Dreyfus Life and Annuity Index Fund, Inc.
                                       (d/b/a Dreyfus Stock Index Fund)

                                       By:
                                                 -------------------------------
                                       Title:
                                                 -------------------------------
                                       Date:
                                                 -------------------------------

                                       Dreyfus Investment Portfolios

                                       By:
                                                 -------------------------------
                                       Title:
                                                 -------------------------------
                                       Date:
                                                 -------------------------------

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                                    Exhibit A

                           List of Participating Funds

FUND NAME                                                  SHARE CLASS

Dreyfus Variable Investment Fund
         Appreciation Portfolio                            Initial Share Class
         Disciplined Stock Portfolio                       Initial Share Class
         Growth and Income Portfolio                       Initial Share Class
         International Equity Portfolio                    Initial Share Class
         Small Cap Portfolio                               Initial Share Class

The Dreyfus Socially Responsible Growth Fund, Inc.   Service Share Class



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September 1, 2001

Dreyfus Service Corporation
200 Park Avenue
New York, New York 10166

Gentlemen:

We wish to enter into an Agreement with you with respect to our providing distribution, advertising and marketing assistance and shareholder services relating to the Service shares of each series of the management investment companies (each a "Fund") set forth on Schedule A hereto, as such Schedule may be revised from time to time, or if no series are set forth on such Schedule, the Fund, for which you are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act"), and the exclusive agent for the continuous distribution of shares of the Funds pursuant to the terms of a Distribution Agreement between you and the Fund.

The terms and conditions of this Agreement are as follows:

1. We agree to provide distribution, advertising and marketing assistance relating to the Service shares of the Funds and shareholder services for the benefit of owners of variable annuity contracts and variable life insurance policies (together, "variable insurance products") we issue through our separate accounts that invest in the Service shares of the Funds ("owners"), which separate accounts are set forth on Schedule B hereto, as such Schedule may be revised from time to time. Such services may include, without limitation: answering owner inquiries about the Funds; establishing information interfaces and websites and internal systems for Service shares; providing assistance and support with regard to the training of owner relationship personnel and sales agents; providing statements and/or reports showing tax, performance, owner account and other information relating to Service shares; providing portfolio manager commentaries to owners and other interested parties; and providing such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation. If we are restricted or unable to provide the services contemplated above, we agree not to perform such services and not to accept fees thereafter. Our acceptance of any fees hereunder shall constitute our representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time we accept a fee hereunder) that our receipt of such fee is lawful.

2. We shall provide such office space and equipment, telephone facilities and personnel as is necessary or beneficial for providing the services described in Paragraph 1 of this Agreement.

3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning any Fund, except those contained in the then current


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       Prospectus furnished to us by you or the Fund, or in such supplemental literature or advertising materials as may be authorized by you in writing.

4. We acknowledge that this Agreement is an agreement entered into pursuant to the Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the Act, and shall become effective for a Fund only when approved by a vote of a majority of (i) the Fund's Board of Directors or Trustees, as the case may be (collectively "Directors," individually "Director"), and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

5. As to each Fund, this Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, providing such continuance is approved specifically at least annually by a vote of a majority of (i) the Fund's Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

6. (a) As to each Fund, this Agreement is terminable without penalty, at any time, by vote of a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement or, upon not more than 60 days' written notice, by vote of holders of a majority of the Fund's outstanding Service shares. As to each Fund, this Agreement is terminable without penalty upon 15 days' notice by either party. In addition, you may terminate this Agreement as to any or all Funds immediately, without penalty, if the present investment adviser of such Fund(s) ceases to serve the Fund(s) in such capacity, or if you cease to act as distributor of such Fund(s). Notwithstanding anything contained herein, if the Distribution Plan adopted by the Fund is terminated by the Fund's Board, or the Distribution Plan, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or we fail to perform the distribution, advertising, marketing and shareholder servicing functions contemplated herein as to any or all of the Funds, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically, as to the relevant Fund, in the event of its assignment (as defined in the Act).

       (b) This Agreement shall become effective only when accepted and signed by you and when the conditions in Paragraph 4 of this Agreement are satisfied. This Agreement may be amended by you upon 15 days' prior notice to us, and such amendment shall be deemed accepted by us upon the acceptance of a fee payable under this Agreement after the effective date of any such amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.


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7.     In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay us with respect to each Fund, the fees set forth opposite the Fund's name on Schedule A hereto. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement, the Plan and the Fund's participation agreement with us are in effect. We agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

8. Each party hereby represents and warrants to the other party that: (a) it is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized; (b) it will comply with all applicable federal and state laws, and the rules, regulations, requirements and conditions of all applicable regulatory and self-regulatory agencies or authorities in the performance of its duties and responsibilities hereunder; (c) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action, and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained; and (d) upon execution and delivery by it, and assuming due and valid execution and delivery by the other party, this Agreement will constitute a valid and binding agreement, enforceable in accordance with its terms.

9. We represent and warrant that the services we agree to render under this Agreement are not services for which we deduct fees and charges under the variable insurance products investing in the Service shares or for which we are paid compensation pursuant to another arrangement.

10. We agree to provide to you and each applicable Fund such information relating to our services hereunder as may be required to be maintained by you and/or such Fund under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self-regulatory agencies or authorities.

11. (a) We agree to indemnify and hold harmless you and your officers and directors, and each Fund and its Directors and any person who controls you and/or the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, from any and all loss, liability and expense resulting from our gross negligence or willful wrongful acts under this Agreement, except to the extent such loss, liability or expense is the result of your willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of the reckless disregard of your obligations and duties under this Agreement.

       (b) You agree to indemnify and hold us and our officers and directors harmless from any and all loss, liability and expense resulting from your gross negligence or willful wrongful acts under this Agreement, except to the extent such loss, liability or expense is the result of our willful misfeasance, bad faith or gross negligence in the performance of our duties, or by reason of our reckless disregard of our obligations and duties under this Agreement.


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12.    Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability, or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party.

13. All notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telecopier, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at 200 Park Avenue, New York, New York 10166,
       Attention: General Counsel, and all notices to us shall be given or sent to us at our address, which shall be furnished to you in writing on or before the effective date of this Agreement.

14. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflict of laws.

Very truly yours,

EQUITRUST LIFE INSURANCE COMPANY

5400 University Avenue
West Des Moines, Iowa  50266


By: /s/ Dennis M. Marker
    ----------------------
Title:  Vice President

Date:  September 18, 2001


NOTE: Please sign and return both copies of this Agreement to Dreyfus Service Corporation. Upon acceptance, one countersigned copy will be returned to you for your files.

Accepted:  DREYFUS SERVICE CORPORATION

By:
    --------------------------
Title:

Date:


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                                              SCHEDULE A




                                              FEE AT AN ANNUAL RATE AS A
                                              PERCENTAGE OF AVERAGE DAILY NET
                                              ASSET VALUE OF SERVICE SHARES HELD
FUND AND PORTFOLIO NAME                       ON BEHALF OF OWNERS(1)

The Dreyfus Socially Responsible
 Growth Fund, Inc.                            .25%





-----------------------------
(1) For purposes of determining the fee payable hereunder, the average daily net asset value of the Fund's Service shares shall be computed in the manner specified in the Fund's charter documents and then-current Prospectus and Statement of Additional Information.



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                                   SCHEDULE B

Name of Separate Account

         EquiTrust Life Annuity Account
         EquiTrust Life Annuity Account II
         EquiTrust Life Variable Account
         EquiTrust Life Variable Account II





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